Exhibit 4.2

BLACK HILLS CORPORATION

AND

LASALLE BANK NATIONAL ASSOCIATION

AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF

MAY 21, 2003

$250,000,000

6.50% NOTES DUE 2013

        FIRST SUPPLEMENTAL INDENTURE dated as of May 21, 2003 (“Supplemental Indenture”), to the Indenture dated as of May 21, 2003 (as supplemented, the “Indenture”), by and between BLACK HILLS CORPORATION, a South Dakota corporation (the “Company”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

        Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Notes (as defined below):

        WHEREAS, the Company and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of senior debt securities (the “Securities”) to be issued in one or more series as in the Indenture provided;

        WHEREAS, the Company desires and has requested the Trustee to join the Company in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 6.50% Notes due 2013 in the aggregate principal amount of $250,000,000, substantially in the form attached hereto as Exhibit A (the “Notes”), on the terms set forth herein;

        WHEREAS, Section 3.1 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee for such purpose provided certain conditions are met;

        WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

        WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

         NOW, THEREFORE:

        In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE I

Scope of Supplemental Indenture; General

        This Supplemental Indenture supplements, and to the extent inconsistent therewith, replaces the provisions of the Indenture, to which provisions reference is hereby made.

        The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall initially be in aggregate principal amount of $250,000,000, which amount may be increased pursuant to an Officers’ Certificate (as defined in the Indenture) in accordance with this Supplemental Indenture and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “6.50% Notes due 2013.” The Notes shall be in the form of Exhibit A hereto.

        In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Supplemental Indenture subsequent to the Issue Date (as defined below) (such Notes, “Additional Securities”), the Company shall use its best efforts to obtain the same “CUSIP” number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Supplemental Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel (as defined in the Indenture) of the Company in a form reasonably satisfactory to the Trustee, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a “CUSIP” number for such Notes that is different than the “CUSIP” number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Supplemental Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

ARTICLE II

Certain Definitions

        The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture the terms defined herein shall govern.

        “Adjusted Consolidated Capitalization Amount” means an amount equal to 5% of Consolidated Capitalization, less the total amount of all Indebtedness then outstanding that has been incurred and secured pursuant to subclause (6)(b) of Section 4.1 of this Supplemental Indenture (but only to the extent that the amount of each such incurrence of Indebtedness, at the time of such incurrence, exceeded the amount then permitted by subclause (x) of the second proviso thereto).

        “Adjusted Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third Business Day preceding the Redemption Date, plus in each case 0.50%.

        “Assets” of any Person means the whole or any part of its business, property, assets, cash and receivables.

        “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the Redemption Date to the Stated Maturity of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

        “Comparable Treasury Price” means, with respect to any Redemption Date, if clause (ii) of the definition of Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such Redemption Date.

        “Consolidated Capitalization” means, as of any date of determination, the sum obtained by adding (i) Consolidated Shareholders’ Equity, (ii) Consolidated Indebtedness (exclusive of any thereof which is due and payable within one year of the date such sum is determined) and, without duplication, (iii) any preference or preferred stock of the Company or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

        “Consolidated Indebtedness” means, as of any date of determination, total indebtedness as shown on the consolidated balance sheet of the Company and its Consolidated Subsidiaries.

        “Consolidated Shareholders’ Equity” means, as of any date of determination, the total Assets of the Company and its Consolidated Subsidiaries less all liabilities of the Company and its Consolidated Subsidiaries. As used in this definition, “liabilities” means all obligations which would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as liabilities, including without limitation, (i) indebtedness secured by property of the Company or any of its Consolidated Subsidiaries whether or not the Company or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that the Company or such Consolidated Subsidiary is not so liable, such property has not been included among the Assets of the Company or such Consolidated Subsidiary on such balance sheet, (ii) deferred liabilities, and (iii) indebtedness of the Company or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of the Company or such Consolidated Subsidiary. As used in this definition, “liabilities” includes preference or preferred stock of the Company or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

        “Consolidated Subsidiary” means, at any date, any Subsidiary the financial statements of which under generally accepted accounting principles in the United States would be consolidated with those of the Company in its consolidated financial statements as of such date.

        “Event of Default” has the meaning specified in Section 5.1.

        “Holder” means the Person in whose name a Note is registered in the books of the Security Registrar for the Notes.

        “Indebtedness” means (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, incurred, created or assumed by the Company or any Subsidiary for the repayment of money borrowed, (ii) all indebtedness for money borrowed secured by a lien upon property owned by the Company or any Subsidiary, regardless of whether the Company or such Subsidiary has assumed or otherwise become liable for the payment of such indebtedness for money borrowed, and (iii) all indebtedness of others for money borrowed which is guaranteed as to payment of principal or interest by the Company or any Subsidiary or in effect guaranteed by the Company or such Subsidiary through a contingent agreement to purchase such indebtedness or through any “keep-well” or similar agreement to be directly or indirectly liable for the repayment of such indebtedness.

        “Issue Date” means the date on which the Notes are originally issued under this Supplemental Indenture.

        “Make-Whole Amount” means the sum, as determined by a Quotation Agent, of the present values of the principal amount of the Notes to be redeemed, together with scheduled payments of interest (exclusive of interest to the Redemption Date) from the Redemption Date to the Stated Maturity of the Notes, in each case discounted to the Redemption Date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus accrued interest (if any) on the principal amount of the Notes being redeemed to the Redemption Date.

        “Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

        “Reference Treasury Dealer” means each primary U.S. Government securities dealer selected by the Company.

        “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

        “Subsidiary” means a corporation, limited partnership, limited liability company or trust in which more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Company and/or by one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock, partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest that ordinarily (without regard to the occurrence of any contingency) has voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has that voting power by reason of any contingency.

        “Trustee” means the party named as such above until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

ARTICLE III

The Notes

Section 3.1	Payments of Principal and Interest.

        The Notes shall bear interest from and including May 21, 2003 to but excluding the date of Maturity, at the rate of 6.50% per annum. The Notes shall mature on May 15, 2013. The Company shall pay interest on the Notes seminannually on May 15 and November 15 of each year, commencing November 15, 2003 to the Person in whose name any such Note or any predecessor Note is registered in the Security Register at the close of business on the May 1 and November 1 next preceding such Interest Payment Date. The Company initially authorizes the Trustee to act as Paying Agent.

Section 3.2	Optional Redemption.

        Subject to the provisions of Article XI of the Indenture, the Notes shall be redeemable at the option of the Company, as a whole at any time or in part from time to time, at a Redemption Price equal to the greater of (i) the principal amount of the Notes to be redeemed plus accrued interest (if any) to the Redemption Date and (ii) the Make-Whole Amount with respect to the Notes to be redeemed.

Section 3.3	No Sinking Fund.

        The Notes shall not be entitled to the benefit of any sinking fund.

Section 3.4	Book Entry, Delivery and Form.

        The Notes shall initially be issued in the form of a Global Security (the “Global Note”). The Global Note shall initially be deposited on or about the Issue Date with, or on behalf of, The Depository Trust Company (the “Depositary”) and registered in the name of Cede & Co., as nominee of the Depositary.

Section 3.5	Form of Legend for Global Note

        In addition to the legend set forth in Section 2.2 of the Indenture, every Global Note authenticated and delivered hereunder shall bear a legend substantially in the following form:

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ARTICLE IV

Covenants

Section 4.1	Limitations on Liens.

        So long as any Notes are Outstanding, neither the Company nor any Subsidiary shall pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any capital stock of any Subsidiary now or hereafter owned directly or indirectly by the Company or any Subsidiary, to secure any Indebtedness without concurrently making effective provision whereby the Outstanding Notes shall (so long as such other Indebtedness shall be so secured) be equally and ratably secured with any and all such other Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured; provided, however, that this restriction shall not apply to nor prevent the creation of:

(1) any mortgage, pledge, security interest, lien or encumbrance existing on the Issue Date;

    (2)        any mortgage, pledge, security interest, lien or encumbrance upon any capital stock created at the time of the acquisition of such capital stock by the Company or any Subsidiary or within 365 days after such time to secure all or a portion of the purchase price for such capital stock;

    (3)        any mortgage, pledge, security interest, lien or encumbrance upon any capital stock existing thereon at the time of the acquisition of such capital stock by the Company or any Subsidiary, whether or not the obligations secured thereby are assumed by the Company or such Subsidiary, other than any mortgage, pledge, security interest, lien or encumbrance created in connection with or in anticipation of such acquisition not for the purpose of securing the purchase price for such capital stock;

    (4)        any mortgage, pledge, security interest, lien or encumbrance upon any capital stock to secure or provide for the acquisition, construction, improvement, expansion or development of property by the Company or any Subsidiary; provided that such mortgage, pledge, security interest, lien or encumbrance may not extend to or cover any other property of the Company or any Subsidiary that is not the subject of the related financing;

    (5)        any mortgage, pledge, security interest, lien or encumbrance upon any capital stock of (a) Black Hills Southwest, LLC (or any of its direct or indirect Subsidiaries existing on the Issue Date) to finance the project now known as the “Las Vegas” project or (b) Black Hills Wyoming, Inc. (or any of its direct or indirect Subsidiaries) or any other Subsidiary or group of Subsidiaries formed to refinance the project now known as the “Wygen” project; provided that, in either case, such mortgage, pledge, security interest, lien or encumbrance may not extend to or cover any other property of the Company or any Subsidiary that is not the subject of such financing or refinancing, as the case may be;

    (6)        so long as no additional property of the Company or any Subsidiary is encumbered or made subject to a mortgage, pledge, security interest or lien, any mortgage, pledge, security interest, lien or encumbrance granted in connection with (a) extending, renewing, replacing or refinancing in whole or in part the Indebtedness secured by any mortgage, pledge, security interest, lien or encumbrance described in the foregoing clauses (1) through (5) or (b) any transaction or series of related transactions involving separate projects pursuant to which any of the mortgages, pledges, security interests, liens or encumbrances described in the foregoing clauses (1) through (5) are combined or aggregated; provided, that, for purposes of this subclause (b), all of the Indebtedness secured by such mortgages, pledges, security interests, liens or encumbrances immediately prior to such transaction or series of related transactions is repaid in connection therewith; provided further, that, for purposes of this subclause (b), the aggregate amount of Indebtedness secured by such combined or aggregated mortgages, pledges, security interests, liens or other encumbrances does not exceed the sum of (x) the aggregate amount of extended, renewed, replaced or refinanced Indebtedness secured by such mortgages, pledges, security interests, liens or encumbrances outstanding immediately prior to such transaction or series of related transactions, (y) the then applicable Adjusted Consolidated Capitalization Amount and (z) the amount of Indebtedness then permitted to be secured pursuant to clause (7) below after giving effect to all Indebtedness then outstanding that has been incurred and secured pursuant to clause (7) below;

    (7)        any mortgage, pledge, security interest, lien or encumbrance upon any capital stock now or hereafter owned by the Company or any Subsidiary to secure any Indebtedness, which would otherwise be subject to the foregoing restriction and not otherwise permitted under any of the foregoing clauses (1) through (6), in an aggregate principal amount which, together with (a) the amount of all other such Indebtedness then outstanding that has been incurred under this clause (7) and (b) the amount of all Indebtedness then outstanding that has been incurred and secured pursuant to the foregoing subclause (6)(b) (but only to the extent that the amount of each such incurrence of Indebtedness exceeded the sum of the amounts permitted at the time of such incurrence by subclauses (x) and (y) of the second proviso thereto), does not at the time of the creation of such mortgage, pledge, security interest, lien or encumbrance exceed 5% of Consolidated Capitalization; or

(8) any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that:

(a)	the execution or enforcement of each such lien is effectively stayed within 60 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within such 60-day period) and the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

(b)	the payment of each such lien is covered in full by insurance provided by a third party and the insurance company has not denied or contested coverage thereof; or

(c)	each such lien is adequately bonded within 60 days of the creation of such lien.

        In case the Company shall propose to pledge, mortgage, hypothecate or grant a security interest in any capital stock of any Subsidiary owned directly or indirectly by the Company or any Subsidiary to secure any Indebtedness, other than as permitted by clauses (1) to (7), inclusive, of this Section 4.1, the Company shall prior thereto give written notice thereof to the Trustee, and the Company shall prior to or simultaneously with such pledge, mortgage, hypothecation or grant of security interest, by supplemental indenture executed by the Company and the Trustee (or to the extent legally necessary by another trustee or an additional or separate trustee), in form satisfactory to the Trustee, effectively secure (for so long as such other Indebtedness shall be so secured) all the Outstanding Notes equally and ratably with such Indebtedness and with any other indebtedness similarly entitled to be equally and ratably secured.

ARTICLE V

Remedies

Section 5.1	Events of Default.

        “Event of Default” means, with respect to the Notes, any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)     default in the payment of the principal of or any Make-Whole Amount on any Note at its Maturity;

(b)     default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(c)     default in the performance, or breach, of any covenant or warranty of the Company in this Supplemental Indenture or the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in the Indenture solely for the benefit of series of Securities other than the Notes), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes Outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder (without giving effect to any applicable grace period with respect to such covenant or warranty);

(d)     the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(e)     the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

ARTICLE VI

Miscellaneous

Section 6.1	Governing Law.

        This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such states’ conflicts of laws principles.

Section 6.2	Ratification of Indenture.

        Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved.

Section 6.3	Trustee.

        The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The statements and recitals herein are deemed to be those of the Company and not of the Trustee.

Section 6.4	Counterparts

        This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

Section 6.5	Separability.

        In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

BLACK HILLS CORPORATION, as the Company

By: /s/Everett E. Hoyt Name: Everett E. Hoyt Title: President and COO

LASALLE BANK NATIONAL ASSOCIATION, as Trustee

By: /s/Wayne M. Evans Name: Wayne M. Evans Title: First Vice Presidnet

Exhibit A

FORM OF NOTE

[Face of Security]

        [If this Security is a Global Note, insert: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.: ___                                                                                                                                                                                    CUSIP No.:092113 AE 9
                                                                                                                                                                                                           $_____________

6.50% Notes due 2013

BLACK HILLS CORPORATION

        BLACK HILLS CORPORATION, a South Dakota corporation (the “Company”), for value received, hereby promises to pay to _________ or registered assigns the principal sum of ____________ DOLLARS on May 15, 2013 (the “Stated Maturity”) or earlier at the option of the Company as provided herein (the “Redemption Date”) and to pay interest thereon from May 21, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year (each, an “Interest Payment Date”), commencing November 15, 2003, at the rate of 6.50% per annum, until the principal hereof is paid or duly provided for.

        All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture by and between the Company and LaSalle Bank National Association, as trustee (the “Trustee”), dated as of May 21, 2003, as supplemented by the First Supplemental Indenture, dated as of May 21, 2003, by and between the Company and the Trustee (collectively, the “Indenture”).

        The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company maintained for such purpose. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The principal of this Security payable on the Stated Maturity or the principal of, or Make-Whole Amount, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Security payable on the Redemption Date, will be paid against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Chicago, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        Interest payable on this Security on any Interest Payment Date and on the Stated Maturity or Redemption Date, as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including May 21, 2003, if no interest has been paid on this Security) to but excluding such Interest Payment Date or the Stated Maturity or Redemption Date, as the case may be. If any Interest Payment Date or the Stated Maturity or Redemption Date falls on a day that is not a Business Day, as defined below, principal or Make-Whole Amount, if any, and/or interest payable with respect to such Interest Payment Date or Stated Maturity or Redemption Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity or Redemption Date, as the case may be. “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the City of Chicago are authorized or obligated by law or executive order to close.

        [If this Security is a Global Note, insert: All payments of principal or Make-Whole Amount, if any, and interest in respect of this Security will be made by the Company in immediately available funds.]

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated: _____________

BLACK HILLS CORPORATION

By: Name: Title:

Attest:

By:
     Name:
     Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

LASALLE BANK NATIONAL ASSOCIATION, as Trustee

By: Authorized Officer

[Reverse of Security]

BLACK HILLS CORPORATION

6.50% Notes due 2013

        This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 21, 2003, as supplemented by the First Supplemental Indenture, dated as of May 21, 2003 (as so supplemented, herein called the “Indenture”), each between the Company and LaSalle Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The aggregate principal amount of the Securities to be issued under such series is initially limited to $250,000,000 (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Securities). All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        If an Event of Default, as defined in the Indenture, with respect to the Securities shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Securities are subject to redemption, at the option of the Company, in whole at any time or in part from time to time at a redemption price equal to the greater of (i) the principal amount of the Securities to be redeemed plus accrued interest (if any) to the Redemption Date and (ii) the Make-Whole Amount with respect to the Securities being redeemed.

        Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

        In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and Make-Whole Amount, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register of the Company upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and Make-Whole Amount, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        As provided in the Indenture and subject to certain limitations therein set forth, this Security is exchangeable for a like aggregate principal amount of Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        No recourse shall be had for the payment of the principal of or Make-Whole Amount, if any, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        The Securities and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s conflicts of laws principles.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint___________________________________________________________ to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: _________________

Your Signature: __________________________ (Sign exactly as your name appears on the face of this Security)

Tax Identification No: _____________________

SIGNATURE GUARANTEE:

_______________________________________

Signatures must be guaranteed by an "eligible
guarantor institution" meeting the requirements
of the Security Registrar, which requirements
include membership or participation in the
Security Transfer Agent Medallion Program
("STAMP") or such other "signature guarantee
program" as may be determined by the Security
Registrar in addition to, or in substitution for,
STAMP, all in accordance with the Securities
Exchange Act of 1934, as amended.